Exhibit 10.8

Execution Agreement

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of December 2, 2021, by and among Hagerty, Inc., a Delaware corporation (the “Corporation”), The Hagerty Group, LLC, a Delaware limited liability company (together with any successor thereto, “OpCo”), Hagerty Holding Corp., a Delaware close corporation (“HHC”), Markel Corporation, a Virginia corporation (“Markel”), and each of HHC’s and Markel’s Qualified Transferees (as defined below) as such Qualified Transferees may become holders of Units (as defined herein).

WHEREAS, the parties hereto desire to provide for the exchange of Paired Interests (as defined herein) for shares of Class A Common Stock (as defined herein), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1 Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Appraiser FMV” means the fair market value of a share of Class A Common Stock as determined by an independent appraiser mutually agreed upon by the Corporation and the relevant Exchanging Member, whose determination shall be final and binding for those purposes for which Appraiser FMV is used in this Agreement. Appraiser FMV shall be the fair market value determined without regard to any discounts for minority interest, illiquidity or other discounts. The cost of any independent appraisal in connection with the determination of Appraiser FMV in accordance with this Agreement shall be borne by OpCo.

“Board” means has the meaning given to such term in the OpCo LLC Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and Traverse City, Michigan are authorized or required by Law to close.

“Cash Exchange Class A 5-Day VWAP” means the arithmetic average of the VWAP for each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the Exchange Notice Date (in the case of an Unrestricted Exchange) or the Exchange Date (in the case of any other Exchange).

“Cash Exchange Notice” has the meaning set forth in Section 2.1(c) of this Agreement.

“Cash Exchange Payment” means with respect to a particular Exchange for which the Corporation has elected a Cash Exchange Payment in accordance with Section 2.1(c):

(a) if the shares of Class A Common Stock trade on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of: (i) the number of shares of Class A Common Stock that would have been received by the Exchanging Member in the Exchange for that portion of the Exchanged Units subject to the Exchange set forth in the Cash Exchange Notice if OpCo or the Corporation, as applicable, had paid the Stock Exchange Payment with respect to such number of Exchanged Units, and (ii) the Cash Exchange Class A 5-Day VWAP; or

(b) if shares of Class A Common Stock are not then traded on a National Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock that would have been received by the Exchanging Member in the Exchange for that portion of the Exchanged Units subject to the Exchange set forth in the Cash Exchange Notice if OpCo or the Corporation, as applicable, had paid the Stock Exchange Payment with respect to such number of Exchanged Units, and (ii) the Appraiser FMV of one (1) share of Class A Common Stock that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Change of Control” has the meaning given to such term in the Tax Receivable Agreement; provided, that, for the avoidance of doubt, any event that constitutes both a Corporation Offer and a Change of Control of the Corporation shall be considered a Corporation Offer for purposes of this Agreement.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Corporation.

“Class V Common Stock” means the Class V common stock, par value $0.0001 per share, of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation” means Hagerty, Inc., a Delaware corporation, and any successor thereto.

“Corporation Offer” has the meaning set forth in Section 2.7 of this Agreement.

“Direct Exchange” has the meaning set forth in Section 2.6 of this Agreement.

“Direct Exchange Election Notice” has the meaning set forth in Section 2.6 of this Agreement.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Blackout Period” means (a) any “black out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Exchanging Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Exchanging Member to immediately resell shares of Class A Common Stock to be delivered to such Exchanging Member in connection with a Stock Exchange Payment and (b) the period of time commencing on (i) the date of the declaration of a dividend by the Corporation and ending on the first day following (ii) the record date determined by the board of directors of the Corporation with respect to such dividend declared pursuant to clause (i), which period of time shall be no longer than ten (10) Business Days; provided, that in no event shall an Exchange Blackout Period which respect to clause (b) of the definition hereof occur more than four (4) times per calendar year.

“Exchange Date” means, in the case of any Unrestricted Exchange, the date that is five (5) Business Days after the date the Exchange Notice is given pursuant to Section 2.1(b), unless the Exchanging Member submits a written request to extend such date and the Corporation in its sole discretion agrees in writing to such extension, and in any other case, the Quarterly Exchange Date; provided, that if the Exchange Date for any Exchange with respect to which the Corporation elects to make a Stock Exchange Payment would otherwise fall within any Exchange Blackout Period, then the Exchange Date shall occur on the next Business Day following the end of such Exchange Blackout Period.

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“Exchange Notice Date” means, with respect to an Exchange, the date the applicable Exchange Notice is delivered in accordance with Section 2.1(b).

“Exchange Rate” means, at any time, the number of shares of Class A Common Stock for which an Exchanged Unit is entitled to be exchanged at such time. On the date of this Agreement, the Exchange Rate shall be one-for-one, subject to adjustment pursuant to Section 2.4 hereof.

“Exchanged Units” means any Units to be Exchanged for the Cash Exchange Payment or Stock Exchange Payment, as applicable, on the applicable Exchange Date.

“Exchanging Member” means, with respect to any Exchange, the Unitholder exchanging Units pursuant to Section 2.1(a) of this Agreement.

“Exchange Notice” has the meaning set forth in Section 2.1(b) of this Agreement.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“HHC” has the meaning set forth in the preamble of this Agreement.

“HSR Act” has the meaning set forth in Section 2.1(b) of this Agreement.

“Interest” means the entire interest of a Unitholder in OpCo, including the Units and all of such Unitholder’s rights, powers and privileges under the OpCo LLC Agreement and the Act.

“Law” means any statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) of any Governmental Entity.

“Legal Action” has the meaning set forth in Section 3.8(a) of this Agreement.

“Lock-Up Agreement” means that certain Lock-Up Agreement among the Corporation, HHC, Markel and the other parties thereto, dated as of the date hereof.

“Managing Member” has the meaning given to such term in the OpCo LLC Agreement.

“Markel” has the meaning set forth in the preamble of this Agreement.

“National Securities Exchange” means a securities exchange that has registered with the SEC under Section 6 of the Exchange Act.

“OpCo” has the meaning set forth in the preamble of this Agreement.

“OpCo LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of OpCo, dated as of the date hereof, as such agreement may be amended from time to time.

“Paired Interest” means one Unit and one share of Class V Common Stock.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any final or temporary Treasury Regulations, Revenue Rulings, and case law interpreting Sections 6221 through 6241 of the Code (and any analogous provision of state or local tax Law).

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“Permitted Exchange Event” means any of the following events, which has or is occurring, or is otherwise satisfied, as of the Exchange Date:

(a) The Exchange is part of one or more Exchanges by a Unitholder and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) that is part of a “block transfer” within the meaning of Treasury Regulations Section 1.7704-1(e)(2) (for this purpose, treating the Managing Member as a “general partner” within the meaning of Treasury Regulations Section 1.7704-1(k)(1));

(b) The Exchange is in connection with a Corporation Offer or Change of Control; provided, that any such Exchange pursuant to this clause (b) shall be effective immediately prior to the consummation of the closing of the Corporation Offer or Change of Control date (and, for the avoidance of doubt, shall not be effective if such Corporation Offer is not consummated or Change of Control does not occur); or

(c) The Exchange is permitted by the Managing Member (whose permission shall not be unreasonably withheld, conditioned or delayed), in connection with circumstances not otherwise set forth herein, if the Managing Member determines in good faith that the Exchange would not pose a material risk that OpCo would be treated as a “publicly traded partnership” under Section 7704 of the Code (or any successor or similar provision) as a result of or in connection with such Exchange.

“Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Private Placement Safe Harbor” means the “private placement” safe harbor set forth in Treasury Regulations Section 1.7704-1(h)(1).

“Qualified Transferee” has the meaning given to such term in the OpCo LLC Agreement.

“Quarterly Exchange Date” means, either (a) for each fiscal quarter, the first (1st) Business Day occurring after the sixtieth (60th) day after the expiration of the applicable Quarterly Exchange Notice Period or (b) such other date as the Corporation shall determine in its sole discretion.

“Quarterly Exchange Notice Period” means, for each fiscal quarter, the period commencing on the third (3rd) Business Day after the day on which the Corporation releases its earnings for the prior fiscal period, beginning with the first such date that falls on or after the waiver or expiration of any contractual lock-up period relating to the shares of the Corporation that may be applicable to a Unitholder (or such other date within such quarter as the Corporation shall determine in its sole discretion) and ending five (5) Business Days thereafter. Notwithstanding the foregoing, the Corporation may change the definition of Quarterly Exchange Notice Period with respect to any Quarterly Exchange Notice Period scheduled to occur in a calendar quarter subsequent to the then-current calendar quarter by providing notice to the Unitholders no less than ten (10) Business Days from the date written notice of such change is sent to each Unitholder.

“Redemption” has the meaning set forth in Section 2.1(a) of this Agreement.

“Restricted Retraction Notice” has the meaning set forth in Section 2.1(d) of this Agreement.

“Secondary Offering” has the meaning set forth in Section 2.1(e) of this Agreement.

“Securities Act” has the meaning set forth in Section 2.1(c) of this Agreement.

“Stock Exchange Payment” means a number of shares of Class A Common Stock equal to the product of the number of Exchanged Units multiplied by the Exchange Rate.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among the Corporation and the other parties thereto.

“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock are listed or admitted to trading and is open for the transaction of business (unless such trading shall have been suspended for the entire day).

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“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Unit” has the meaning set forth in the OpCo LLC Agreement.

“Unitholder” means each holder of one or more Units that may from time to time be a party to this Agreement.

“Unrestricted Exchanges” means any Exchange that is in connection with a Permitted Exchange Event or that occurs during a period in which OpCo meets the requirements of the Private Placement Safe Harbor.

“VWAP” means the daily per share volume-weighted average price of shares of Class A Common Stock on the New York Stock Exchange or such other principal United States securities exchange on which shares of Class A Common Stock are listed, quoted or admitted to trading, as displayed under the heading “Bloomberg VWAP” on the Bloomberg page designated for shares of Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume- weighted average price of a share of Class A Common Stock on such Trading Day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by the Managing Member).

ARTICLE II

SECTION 2.1 Exchange Procedure

(a) From and after the expiration of the Lock-Up Period (as defined in the Lock-Up Agreement) and subject to the terms of the OpCo LLC Agreement, each Unitholder (other than the Corporation) shall be entitled, upon the terms and subject to the conditions hereof, to surrender Paired Interests to OpCo in exchange for the delivery of the Stock Exchange Payment or, at the election of the Corporation, the Cash Exchange Payment, as applicable, (such exchange, a “Redemption” and, together with a Direct Exchange (as defined below), an “Exchange”); provided, that (absent a waiver by the Managing Member) any such Exchange is for a minimum of the lesser of (i) 100,000 Units (which minimum shall be equitably adjusted in accordance with any adjustments to the Exchange Rate) and (ii) all of the Units held by such Unitholder.

(b) A Unitholder shall exercise its right to make an Exchange as set forth in Section 2.1(a) above by delivering to OpCo, with a copy to the Corporation, a written election of exchange in respect of the Paired Interests to be exchanged substantially in the form of Exhibit A hereto (an “Exchange Notice”) in accordance with this Section 2.1(b). A Unitholder may deliver an Exchange Notice with respect to an Unrestricted Exchange at any time, and, in any other case, during the Quarterly Exchange Notice Period preceding the desired Exchange Date. An Exchange Notice with respect to an Unrestricted Exchange may specify that the Exchange is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of the Class A Common Stock into which the Exchanged Units are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which such Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property. Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an Exchange in accordance with this Section 2.1, a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), then the Exchange Date with respect to all Exchanged Units which would be exchanged into shares of Class A Common Stock resulting from such Exchange shall be delayed until the earlier of (i) such time as the required filing under the HSR Act has been made and the waiting period applicable to such Exchange under the HSR Act shall have expired or been terminated or (ii) such filing is no longer required, at which time such Exchange shall automatically occur without any further action by the holders of any such Exchanged Units. Each of the Unitholders and the Corporation shall to promptly take all actions required to make such filing under the HSR Act and the filing fee for such filing shall be paid by OpCo.

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(c) Within three (3) Business Days of the giving of an Exchange Notice, the Corporation, on behalf of OpCo, may elect to settle all or a portion of the Exchange in cash in an amount equal to the Cash Exchange Payment (in lieu of Class A Common Stock) by giving written notice of such election to the Exchanging Member within such three (3) Business Day period (such notice, the “Cash Exchange Notice”). The Cash Exchange Notice shall set forth the portion of the Exchanged Units which will be exchanged for cash in lieu of Class A Common Stock. Any portion of the Exchange not settled for a Cash Exchange Payment shall be settled for a Stock Exchange Payment.

(d) The Exchanging Member may elect to retract its Exchange Notice with respect to an Unrestricted Exchange by giving written notice of such election to OpCo, with a copy to the Corporation, no later than (1) Business Day prior to the Exchange Date. Subject to the last two (2) sentences of this Section 2.1(d), if, in the case of an Exchange that is not an Unrestricted Exchange, the Cash Exchange Class A 5-Day VWAP (determined treating the final date of such period as the Exchange Date) decreases by more than ten percent (10%) from the Cash Exchange Class A 5-Day VWAP (determined treating the final date of such period as the date of delivery of an Exchange Notice), the Exchanging Member may elect to retract its Exchange Notice by giving written notice of such election (a “Restricted Retraction Notice”) to OpCo, with a copy to the Corporation, no later than three (3) Business Days prior to the Exchange Date. The giving of a Restricted Retraction Notice pursuant to this Section 2.1(d) shall terminate all of the Exchanging Member’s, the Corporation’s and OpCo’s rights and obligations under this Article II arising from such retracted Exchange Notice (but not, for the avoidance of doubt, from any Exchange Notice not retracted or that may be delivered in the future). An Exchanging Member may deliver a Restricted Retraction Notice only once in every twelve (12)-month period (and any additional Restricted Retraction Notice delivered by such Exchanging Member within such twelve (12)-month period shall be deemed null and void ab initio and ineffective with respect to the revocation of the Exchange specified therein).

(e) Notwithstanding anything to the contrary in this Agreement, if the Corporation closes an underwritten distribution of the shares of Class A Common Stock and the Unitholders (other than, or in addition to, the Corporation) were entitled to resell shares of Class A Common Stock in connection therewith (by the exercise by such Unitholders of Exchange rights or otherwise) (a “Secondary Offering”), then, the immediately succeeding Quarterly Exchange Date shall be automatically cancelled and of no force or effect (and no Unitholder shall be entitled to exercise its Exchange right or deliver a Quarterly Exchange Date Notice with respect to an Exchange that is not an Unrestricted Exchange in respect of such Quarterly Exchange Date). Notwithstanding anything to the contrary in this Agreement (i) for so long as OpCo does not meet the requirements of the Private Placement Safe Harbor, any Secondary Offering (other than that pursuant to which all Exchanges are Unrestricted Exchanges) shall only be undertaken if, during the applicable taxable year, the total number of Quarterly Exchange Dates and prior Secondary Offerings (other than any pursuant to which all Exchanges are Unrestricted Exchanges) on which Exchanges occur is three (3) or fewer and (ii) OpCo and the Corporation shall not be deemed to have failed to comply with their respective obligations under the Corporation’s Amended and Restated Registration Rights Agreement, dated August 17, 2021, as amended from time to time, if a Secondary Offering cannot be undertaken due to the restriction set forth in the preceding clause (i).

SECTION 2.2 Exchange Payment

(a) The Exchange shall be consummated on the Exchange Date.

(b) On the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date), in the case of a Redemption, (i) the Corporation shall contribute to OpCo, for delivery to the Exchanging Member (A) the Stock Exchange Payment with respect to any Exchanged Units not subject to a Cash Exchange Notice and (B) the Cash Exchange Payment with respect to any Exchanged Units subject to a Cash Exchange Notice, (ii) the Exchanging Member shall transfer and surrender the Exchanged Units to OpCo and simultaneously surrender the corresponding number of shares of Class V Common Stock to the Corporation, free and clear of all liens and encumbrances, (iii) OpCo shall issue to the Corporation a number of Units equal to the number of Exchanged Units surrendered pursuant to clause (ii) and (iv) the Corporation shall cancel the exchanged shares of Class V Common Stock, and (v) OpCo shall (A) cancel the redeemed Exchanged Units and (B) transfer to the Exchanging Member the Cash Exchange Payment and/or the Stock Exchange Payment, as applicable.

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(c) On the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date), in the case of a Direct Exchange, (i) the Corporation shall deliver to the Exchanging Member, (A) the Stock Exchange Payment with respect to any Exchanged Units not subject to a Cash Exchange Notice and (B) the Cash Exchange Payment with respect to any Exchanged Units subject to a Cash Exchange Notice, (ii) the Exchanging Member shall transfer to the Corporation the Exchanged Units and the corresponding shares of Class V Common Stock (it being understood that the Corporation shall cancel the surrendered shares of Class V Common Stock), free and clear of all liens and encumbrances, and (iii) solely to the extent necessary in connection with a Direct Exchange, the Corporation shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the shares of Class A Common Stock to maintain a one-to-one ratio between the number of Units owned by the Corporation, directly or indirectly, and the number of outstanding shares of Class A Common Stock, any Stock Exchange Payment, and any other action taken in connection with this Section 2.2.

(d) Upon the Exchange of all of a Unitholder’s Units, such Unitholder shall cease to be a Member (as such term is defined in the OpCo LLC Agreement) of OpCo.

SECTION 2.3 Expenses and Restrictions.

(a) Except as expressly set forth in this Agreement, OpCo and each Exchanging Member shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that OpCo shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Unitholder that requested the Exchange, then such Unitholder and/or the Person in whose name such shares are to be delivered shall pay to OpCo the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of OpCo that such tax has been paid or is not payable.

(b) Notwithstanding anything to the contrary herein, the Corporation or OpCo shall use commercially reasonable efforts to restrict issuances of Units in an amount sufficient for OpCo to be eligible for the Private Placement Safe Harbor, and, to the extent that the Corporation or OpCo determine that OpCo does not meet the requirements of the Private Placement Safe Harbor at any point in any taxable year, the Corporation or OpCo may impose such restrictions on Exchanges during such taxable year as the Corporation or OpCo may determine to be necessary or advisable so that OpCo is not treated as a “publicly traded partnership” under Section 7704 of the Code; provided, that restrictions imposed pursuant to this Section 2.3(b) shall not apply to any Unrestricted Exchange. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Corporation or of OpCo, such an Exchange would pose a material risk that OpCo would be a “publicly traded partnership” under Section 7704 of the Code.

(c) For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Unitholder shall not be entitled to effect an Exchange to the extent the Corporation determines in good faith that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreements with the Corporation or its subsidiaries to which such Unitholder may be party (including, without limitation, the OpCo LLC Agreement) or any written policies of the Corporation related to unlawful or inappropriate trading applicable to its directors, officers or other personnel.

(d) The Corporation may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of an election of exchange.

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SECTION 2.4 Adjustment. The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Member shall be entitled to receive the amount of such security, securities or other property that such Exchanging Member would have received if such Exchange had occurred immediately prior to the effective time of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Unit.

SECTION 2.5 Class A Common Stock to be Issued.

(a) The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as may be deliverable upon any such Exchange; provided, that nothing contained herein shall be construed to preclude OpCo from satisfying its obligations in respect of the Exchange of the Exchanged Units by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation or are held by OpCo or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation or held by any subsidiary thereof), or by delivery of the Cash Exchange Payment. The Corporation and OpCo shall at all times ensure that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b) The Corporation and OpCo shall at all times ensure that the execution and delivery of this Agreement by each of the Corporation and OpCo and the consummation by each of the Corporation and OpCo of the transactions contemplated hereby (including without limitation, the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of the Corporation and OpCo, including, but not limited to, all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of the Corporation’s board of directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

(c) The Corporation and OpCo shall, to the extent that a registration statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Exchange, deliver shares that have been registered under the Securities Act in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Unitholder requesting such Exchange, the Corporation and OpCo shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation and OpCo shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

SECTION 2.6 Direct Exchange. Notwithstanding anything to the contrary in this Article II, the Corporation may, in its sole and absolute discretion, elect to effect on the Exchange Date the Exchange of Exchanged Units for the Cash Exchange Payment and/or the Stock Exchange Payment, as the case may be (and subject to the terms of Section 2.2(b) and (c)), through a direct exchange of such Exchanged Units and with such consideration between the Exchanging Member and the Corporation (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 2.6, the Corporation shall acquire the Exchanged Units and shall be treated for all purposes of this Agreement as the owner of such Units; provided, that, any such election by the Corporation shall not relieve OpCo of its obligation arising with respect to such applicable Exchange Notice. The Corporation may, at any time prior to an Exchange Date, deliver written notice (an “Direct Exchange Election Notice”) to OpCo and the Exchanging Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date. A Direct Exchange Election Notice may be revoked by the Corporation at any time; provided, that any such revocation does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Exchanged Units that would otherwise have been subject to an Exchange. Except as otherwise provided in this Section 2.6, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated had the Corporation not delivered a Direct Exchange Election Notice.

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SECTION 2.7. Corporation Offer or Change of Control.

(a) In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Common Stock (a “Corporation Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the Board or is otherwise effected or to be effected with the consent or approval of the Board or the Corporation will undergo a Change of Control, the Unitholders shall be permitted to deliver an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such Corporation Offer or Change of Control (and, for the avoidance of doubt, shall be contingent upon such Corporation Offer or Change of Control and not be effective if such Corporation Offer or Change of Control is not consummated)). In the case of a Corporation Offer proposed by the Corporation, the Corporation will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Unitholders to participate in such Corporation Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination.

(b) The Corporation shall send written notice to OpCo and the Unitholders at least thirty (30) days prior to the closing of the transactions contemplated by the Corporation Offer or the Change of Control date notifying them of their rights pursuant to this Section 2.7, and setting forth, in the case of a Corporation Offer, (i) a copy of the written proposal or agreement pursuant to which the Corporation Offer will be effected, (ii) the consideration payable in connection therewith, (iii) the terms and conditions of transfer and payment and (iv) the date and location of and procedures for selling Units, or in the case of a Change of Control, (A) a description of the event constituting the Change of Control, (B) the date of the Change of Control, and (C) a copy of any written proposals or agreement relating thereto. In the event that the information set forth in such notice changes from that set forth in the initial notice, a subsequent notice shall be delivered by the Corporation no less than seven (7) days prior to the closing of the Corporation Offer or date of the Change of Control.

ARTICLE III

SECTION 3.1 Additional Unitholders. To the extent a Unitholder validly transfers any or all of such holder’s Units to a Qualified Transferee in accordance with, and not in contravention of, the Corporation’s certificate of incorporation, the OpCo LLC Agreement or any other agreement or agreements with the Corporation or any of its subsidiaries to which a transferring Unitholder may be party, then such Qualified Transferee shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Qualified Transferee shall become a Unitholder hereunder. To the extent OpCo issues Units in the future, OpCo shall be entitled, in its sole discretion, to make any holder of such Units a Unitholder hereunder through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit B hereto.

SECTION 3.2 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a) If to the Corporation, to:

P.O. Box 1303

Traverse City, MI 49685-1303

Attention: Barbara Matthews, General Counsel

E-mail: bmatthews@hagerty.com

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(b) If to OpCo, to:

P.O. Box 1303

Traverse City, MI 49685-1303

Attention: Barbara Matthews, General Counsel

E-mail: bmatthews@hagerty.com

(c) If to any Unitholder, to the address or other contact information set forth in the records of OpCo from time to time.

SECTION 3.3 Further Action. Each party hereto agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

SECTION 3.4 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Unitholder only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party hereto may assign its rights hereunder except as herein expressly permitted.

SECTION 3.5 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect; provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

SECTION 3.6 Amendment.

(a) The terms and provisions of this Agreement may only be waived, modified or amended (including by means of merger, consolidation or other business combination to which OpCo is a party) with the approval of (y) the Managing Member and (z) if at such time the Unitholders (other than the Corporation) beneficially own, in the aggregate, more than ten percent (10%) of the then-outstanding Units, the holders of greater than fifty percent (50%) of the outstanding Units held by Unitholders other than the Corporation; provided, that no waiver, modification or amendment shall be effective until at least five (5) Business Days after written notice is provided to the Unitholders that the requisite consent has been obtained for such waiver, modification or amendment, and any Unitholder, including any Unitholder not providing written consent, shall have the right to undertake an Exchange prior to the effectiveness of such waiver, modification or amendment; provided, further, that no amendment to this Agreement may materially alter or change any rights, preferences or privileges of any Unitholder (including the ability to Exchange Paired Interests pursuant to this Agreement)in a manner that is different or prejudicial (or would have a different or prejudicial effect) relative to any other Interests, without the approval of a majority in interest of the Unitholders holding the Interests affected in such a different or prejudicial manner.

(b) Notwithstanding the provisions of Section 3.6(a), the Managing Member, acting alone, may amend this Agreement or update the books and records of OpCo (i) to reflect the admission of new Unitholders, transfers of Interests, the issuance of additional Equity Securities, as provided by the terms of this Agreement, and, subject to Section 3.6(a), subdivisions or combinations of Units made in compliance with Section 3.1(g) of the OpCo LLC Agreement, (ii) to the minimum extent necessary to comply with or administer in an equitable manner the Partnership Tax Audit Rules in any manner determined by the Managing Member, and (iii) as necessary to avoid OpCo being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

SECTION 3.7 Waiver. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

SECTION 3.8 Submission to Jurisdiction; Waiver of Jury Trial.

(a) The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 3.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

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(b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such party’s property, each such party hereby irrevocably waives such immunity in respect of such party’s obligations with respect to this Agreement.

(c) EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THE CHOICE OF DELAWARE LAW TO GOVERN THIS AGREEMENT AND TO THE JURISDICTION OF DELAWARE COURTS IN CONNECTION WITH PROCEEDINGS BROUGHT HEREUNDER. THE PARTIES INTEND THIS TO BE AN EFFECTIVE CHOICE OF DELAWARE LAW AND AN EFFECTIVE CONSENT TO JURISDICTION AND SERVICE OF PROCESS UNDER 6 DEL. C. § 2708.

(d) EACH OF THE CORPORATION, HHC, MARKEL AND ANY INDEMNITEES SEEKING REMEDIES HEREUNDER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

SECTION 3.9 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

SECTION 3.10 Tax Treatment. This Agreement shall be treated as part of the partnership agreement of OpCo as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the Exchanged Units by a Unitholder to the Corporation in exchange for (a) the payment by the Corporation of the Stock Exchange Payment, the Cash Exchange Payment, or other applicable consideration to the Exchanging Member, and (b) corresponding payments under the Tax Receivable Agreement, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position that is permitted under the Code and Treasury Regulations is requested by the Exchanging Member and the Corporation consents in writing, such consent not to be unreasonably withheld, conditioned, or delayed. Further, in connection with any Exchange consummated hereunder, OpCo and/or the Corporation shall provide the Exchanging Member with all reasonably necessary information to enable the Exchanging Member to file its income tax returns for the taxable year that includes the Exchange, including information with respect to Code Section 751 assets (including relevant information regarding “unrealized receivables” or “inventory items”) and Section 743(b) basis adjustments as soon as practicable and in all events within sixty (60) days following the close of such taxable year (and use commercially reasonable efforts to provide estimates of such information within ninety (90) days of the applicable Exchanges). Within thirty (30) days following the Exchange Date, the Corporation shall deliver a Section 743 notification to OpCo in accordance with Treasury Regulations Section 1.743-1(k)(2).

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SECTION 3.11 Withholding. The Corporation and OpCo shall be entitled to deduct and withhold from any payments made to a Unitholder pursuant to any Exchange consummated under this Agreement all taxes that each of the Corporation and OpCo is required to deduct and withhold with respect to such payments under the Code (and any other provision of applicable law, including, without limitation, under Section 1445 and Section 1446(f) of the Code). In connection with any Exchange, the Exchanging Member shall, to the extent it is legally entitled to deliver such form, deliver to the Corporation or OpCo, as applicable, a certificate, dated as of the Exchange Date, in a form reasonably acceptable to the Corporation certifying as to such Exchanging Member’s taxpayer identification number and that such Exchanging Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable law) (such certificate, a “Non-Foreign Person Certificate”). If an Exchanging Member is unable to provide a Non-Foreign Person Certificate the Corporation or OpCo, as applicable, shall be permitted to withhold on the amount realized by such Exchanging Member in respect of such Exchange as provided in Section 1446(f) of the Code and Regulations thereunder; provided that the Corporation and OpCo shall reasonably cooperate with the Exchanging Member to reduce or eliminate such withholding to the extent permitted by law. The Corporation or OpCo, as applicable, may at their sole discretion reduce the Class A Common Stock issued to a Unitholder in an Exchange in an amount that corresponds to the amount of the required withholding described in the immediately preceding sentence and all such amounts shall be treated as having been paid to such Unitholder.

SECTION 3.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that such parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 3.13 Independent Nature of Unitholders’ Rights and Obligations. The obligations of each Unitholder hereunder are several and not joint with the obligations of any other Unitholder, and no Unitholder shall be responsible in any way for the performance of the obligations of any other Unitholder hereunder. The decision of each Unitholder to enter into this Agreement has been made by such Unitholder independently of any other Unitholder. Nothing contained herein, and no action taken by any Unitholder pursuant hereto, shall be deemed to constitute the Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. The Corporation acknowledges that the Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

SECTION 3.14 Applicable Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such state and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Hagerty, Inc.

By:	/s/ McKeel Hagerty
Name:	McKeel Hagerty
Title:	Chief Executive Officer

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

The Hagerty Group, LLC

By:	/s/ McKeel Hagerty
Name:	McKeel Hagerty
Title:	Chief Executive Officer

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Hagerty Holding Corp.

By:	/s/ McKeel Hagerty
Name:	McKeel Hagerty
Title:	Chief Executive Officer

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Markel Corporation

By:	/s/ Richard R. Whitt, III
Name:	Richard R. Whitt, III
Title:	Co-Chief Executive Officer

[Signature Page to Exchange Agreement]

EXHIBIT A

EXCHANGE NOTICE

Hagerty, Inc.

Attn: General Counsel

P.O. Box 1303

Traverse City, MI 49685-1303

Reference is hereby made to the Exchange Agreement, dated as of December 2, 2021 (as amended from time to time, the “Exchange Agreement”), by and among The Hagerty Group, LLC, a Delaware limited liability company (together with any successor thereto, “OpCo”), Hagerty, Inc., a Delaware corporation (“Corporation”) and managing member of OpCo, and the Unitholders from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder hereby transfers the number of Units plus shares of Class V Common Stock set forth below (together, the “Paired Interests”) in Exchange for shares of Class A Common Stock to be issued in its name as set forth below, or the Cash Exchange Payment, as applicable, as set forth in the Exchange Agreement.

Legal Name of Holder:

Address:

Number of Paired Interests to be Exchanged:

Brokerage Account Details:

The undersigned hereby represents and warrants that (a) the undersigned has full legal capacity to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (b) this Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (c) the Paired Interests subject to this Exchange Notice are being transferred to the Corporation or OpCo, as applicable, free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (d) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such Paired Interests to the Corporation or OpCo, as applicable.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation or of OpCo as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation or OpCo, as applicable, the Paired Interests subject to this Exchange Notice and to deliver to the undersigned the Stock Exchange Payment or Cash Exchange Payment, as applicable, to be delivered in exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:
Dated:

[Signature Page to Exchange Agreement]

EXHIBIT B

JOINDER

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [●], 2021 (as amended from time to time, the “Exchange Agreement”), among Hagerty, Inc., a Delaware corporation (together with any successor thereto, the “Corporation”), The Hagerty Group, LLC, a Delaware limited liability company, and each of the Unitholders from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired Units in The Hagerty Group, LLC. By signing and returning this Joinder Agreement to the Corporation, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Unitholder contained in the Exchange Agreement, with all attendant rights, duties and obligations of a Unitholder thereunder. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Corporation and by The Hagerty Group, LLC, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices:

Attention:

With copies to: